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                                                                    EXHIBIT 23.2
                                                                    ------------



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this current report on Form 8-K/A of Bradley Real Estate, Inc. of our reports, dated January 28, 1998, on the consolidated financial statements of Mid-America Realty Investments, Inc. for the year ended December 31, 1997, and to the incorporation by reference of such current report on Form 8-K and our report appearing therein in the registration statements (Nos. 333-42357, 333-28167, 33-87084, 33-62200, 33-64811, 333-63707 and 333-
69131) on Form S-3 of Bradley Real Estate, Inc., the registration statements (Nos. 333-30587, 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc., the registration statement (No. 333-57123) on Form S-4 of Bradley Real Estate, Inc. and the registration statements (Nos. 333-36577 and 333-51675) on Form S-3 of Bradley Operating Limited Partnership.



/s/ Deloitte & Touche LLP

Omaha, Nebraska
February 4, 1999